UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2022

Comcast Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-32871 (Commission File Number)	27-0000798 (IRS Employer Identification No.)

One Comcast Center Philadelphia, PA (Address of Principal Executive Offices)	19103-2838 (Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	CMCSA	The Nasdaq Stock Market LLC
0.000% Notes due 2026	CMCS26	The Nasdaq Stock Market LLC
0.250% Notes due 2027	CMCS27	The Nasdaq Stock Market LLC
1.500% Notes due 2029	CMCS29	The Nasdaq Stock Market LLC
0.250% Notes due 2029	CMCS29A	The Nasdaq Stock Market LLC
0.750% Notes due 2032	CMCS32	The Nasdaq Stock Market LLC
1.875% Notes due 2036	CMCS36	The Nasdaq Stock Market LLC
1.250% Notes due 2040	CMCS40	The Nasdaq Stock Market LLC
5.50% Notes due 2029	CCGBP29	New York Stock Exchange
2.0% Exchangeable Subordinated Debentures due 2029	CCZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 20, 2022, the Board of Directors of Comcast Corporation (the “Company”) adopted amendments to its Amended and Restated Bylaws (the “Bylaws”) to enhance the procedures and disclosure requirements in connection with shareholder nominations of directors and the proposal of other business for consideration at shareholder meetings, including with respect to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Specifically, the amendments would require, among other things: (1) a shareholder to provide notice to the Company, within specified timeframes, that includes, with respect to the shareholder, any beneficial owner(s) of shares on whose behalf a proposal or nomination is made, and any of their respective affiliates or associates, (x) certain information relating to equity ownership and derivative positions, any performance-related fees that may be received based on an increase or decrease in the Company’s stock price or in any derivative securities and (y) a description of any plans, agreements or understandings with third parties that may be material to the shareholder’s solicitation of proxies and would be required to be disclosed pursuant to the Exchange Act; (2) any shareholder submitting a nomination notice to represent compliance with Rule 14a-19 under the Exchange Act; and (3) each shareholder nominee to complete a director questionnaire or any other questionnaire the Company determines is necessary or advisable to assess the nominee’s qualifications, and to provide other information the Company may reasonably request. The amendments also clarify the authority of the presiding officer at a shareholder meeting and include certain other modifications and updates regarding the advance notice bylaws and other provisions regulating the conduct of meetings, as well as changes intended to provide clarity and consistency.

The foregoing description of the amendments to the Bylaws is a summary and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01(d). Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, effective December 20, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	December 23, 2022	By:	/s/ Elizabeth Wideman
		Name:	Elizabeth Wideman
		Title:	Senior Vice President, Senior Deputy General Counsel and Assistant Secretary